UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

RHAPSODY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52203	20-4743916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street, 35th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-319-7676

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 10, 2006, the initial public offering (“IPO”) of 5,175,000 Units (“Units”), including 675,000 Units subject to the over-allotment option, of Rhapsody Acquisition Corp. (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrant(s)”), each to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $41,400,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 1,136,364 warrants (“Insider Warrants”) at a price of $1.10 per Insider Warrant, generating total proceeds of $1,250,000. The Insider Warrants were purchased by Eric S. Rosenfeld, Leonard B. Schlemm, Jon Bauer and Colin D. Watson, four of the Company’s directors, and Gotham Capital V LLC, an entity controlled by Joel Greenblatt, the Company’s special advisor. The Insider Warrants are identical to the Warrants included in the Units sold in the IPO except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a cashless basis so long as such Warrants are held by the purchasers or their affiliates. The purchasers of the Insider Warrants have agreed that the Insider Warrants will not be sold or transferred by it until after the Company has completed a business combination.

Of the proceeds received from the consummation of the IPO and the Private Sale, $39,278,250 (or approximately $7.59 per share sold in the IPO) was placed in trust. Audited financial statements as of October 10, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated October 5, 2006

Exhibit 99.3	Press release dated October 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2006	RHAPSODY ACQUISITION CORP.

	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld
Chief Executive Officer